UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) October 19, 2010

OTIX GLOBAL, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-30335	87-0494518
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

4246 South Riverboat Road, Suite 300
Salt Lake City, UT 84123
(Address of principal executive offices)

(801) 312-1700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On October 19, 2010, GN ReSound A/S notified Otix Global, Inc. (“Otix”) that it would not be submitting any further proposals to acquire the company.  Otix therefore anticipates consummating its merger with William Demant Holding A/S at the previously announced acquisition price of $11.01 per share and Otix will be filing a definitive proxy statement to obtain approval of the merger by its shareholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Dated: October 19, 2010.

OTIX GLOBAL, INC.

/s/ Michael M. Halloran
Michael M. Halloran
Vice President and Chief Financial Officer